UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

X   Preliminary Information Statement

[]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[]    Definitive Information Statement

E.R.C. ENERGY RECOVERY CORPORATION

(Name of Registrant as Specified In Its Charter)

101 First Street #493

Los Altos, CA USA 94022

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 283-2907

Payment of Filing Fee (Check the appropriate box):

X No fee required.

[] Fee computed on table below per Exchange Act Rules 14c-5(g) and Rule 0-11(a)(4).

1 ) Title of each class of securities to which transaction applies:

2 ) Aggregate number of securities to which transaction applies:

3 ) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Total value of shares to be issued: $ .

Fee per Rule 0-11(a)(4): $ .

4 ) Proposed maximum aggregate value of transaction:

Total value of the transaction; $ .

5 ) Total fee paid:

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the stockholders of E.R.C. Energy Recovery Corporation, a Delaware corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders.

Name Change

On May 6, 2014, in an action without meeting of the Board of Directors taken pursuant to 8 Del code sec 141, the Board of Directors of E.R.C. Energy Recovery Corporation authorized an amendment to the first article of the Company’s Certificate of Incorporation, changing the name of the Company to:

GO EZ CORPORATION

Also on May 6, 2014, pursuant to 8 Del code sec 228(a), the majority shareholder of the corporation consented to the name change as authorized by the Board.

In its recitals in approving the name change, the Board stated that the name change was necessary to accommodate the new and broader business plans for the corporation.

Increase of Authorized Capital Stock and Reduction of Par Value

On May 6, 2014, in the same action without meeting of the Board of Directors as was taken with the name change, the Company additionally approved the amendment of the Company’s Certificate of Incorporation to increase the authorized shares of the Company’s Common and Preferred Stock, while decreasing the par value of all shares, as follows:

Before Amendment:

After Amendment:

100,000,000 shares of Common Stock

800,000,000 shares of Common Stock

authorized, $0.001 par value per share

authorized, $0.0001 par value per share

10,000,000 shares of Preferred Stock

100,000,000 shares of Preferred Stock

Authorized, $0.001 par value per share

authorized, $0.0001 par value per share

Also on May 6, 2014, pursuant to 8 Del code sec 228(a), the majority shareholder of the corporation consented to the increased authorized capital stock as authorized by the Board.

By virtue of this increased available capital stock, there is a potential dilutive effect, because there are now additional authorized but unissued shares. And indeed, the Company does have plans to issue additional shares in the future, although the exact number of shares has not been determined. Therefore it should be noted that with additional share issuances, percentage ownership of our Common Stock by existing shareholders could be reduced significantly, representing a significant dilution.

The increase in the number of authorized but unissued shares could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the corporation more difficult. For example, additional shares could be issued by the corporation so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the corporation. However, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the corporation, and the increase in available capital stock was not commenced with the intent that it be utilized as a type of anti-takeover device.

The effective date of both the name change and the increased authorized capital stock is tentatively scheduled for Monday June 9, subject to approval and publication by the Financial Regulatory Authority (FINRA).

The corporation has never declared, paid, or been in arrears in paying, a dividend on any of its classes or series of stock, and does not anticipate doing so in the foreseeable future, nor has it declared, paid or been in default in paying, any principal or interest on any class or series of stock.

The following is a table showing each class or series of voting securities entitled to have consented to the name change and increased authorized capital stock amendments to the Company’s Certificate of Incorporation, as well as the number of shares outstanding for each class or series and the number of votes to which each class or series was entitled.

Name of Class or Series	Shares Outstanding	No. of Votes Entitled

Common Stock	1,368,200	1,368,200

Preferred Stock	0	0

	Total	1,368,200

Interest of Certain Persons

The following persons have been a director and/or officer of the corporation, or associate of such officer or director, since January 1, 2013, which is the beginning of the corporation’s last full fiscal year before the current corporate actions:

Name	Office Held	Interest in the Company

Abraham Dominguez Cinta	CEO, CFO, Secretary
	Since April 23, 2014	0 shares

David C. Merrell	CEO until April 23, 2014	183,400 common shares
Current Director

Michael Brown	CFO, Secretary and a	16,700 common shares
Director until April 22, 2014

There are no nominees for election as a director of the Company.

Evotech Capital, S.A., a British Virgin Islands corporation, holds 1,000,000 common shares, representing 73.1% of all outstanding voting shares of the Common Stock of the Company. Abraham Cinta is Managing Director of Evotech Capital, S.A. and has some, though not exclusive, dispositive control over Evotech’s shares.

There are no other associates of any of the above-named directors of officers with any direct or indirect substantial interest, by securities holdings or otherwise, in the Company.

Security Ownership of Certain Beneficial Owners of E.R.C. Energy Recovery Corporation

The following table lists all persons known to us to be the beneficial owner of more than five percent of any class of our voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Evotech Capital, S.A.	1,000,000[1]	73.1%
Stock	P.O. Box 957
	Tortola, B.V.I. 00000

Security Ownership of Management

The following table lists all securities ownership by our sole officer and two directors.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Abraham Dominguez Cinta	0[2]	0%
Stock	Sole Officer (CEO, CFO, Secretarty) and a director

Common Stock	David C. Merrell a director	183,400[3]	13.4%

Changes in Control

There are no arrangements, the operation of which may at a subsequent date result in a change in control of the registrant, nor, to the best of our knowledge, are there any pledges by any persons with respect to the securities of the Company.

Shareholders’ Appraisal and Dissenters’ Rights

The shareholder appraisal and dissenter’s rights provisions of sec 262 et seq. of the Delaware Corporations Code are not applicable to the matters disclosed in this Information Statement.

1 All shares are owned outright. Holder has no rights to acquire any shares. Holder has sole voting power and sole investment power.

2 Mr. Cinta has no rights to acquire any shares. However, he is the Managing Director of Evotech Capital, S.A.,a British Virgin Islands corporation, which itself holds 1,000,000 shares (73.1%) of the Common Stock of the Company. Mr. Cinta does not have exclusive control, but does have influence over the disposition of shares and other investments held by Evotech.

3 All shares are owned outright, with none pledged. In addition, Mr. Merrell holds 92% interest in a three-year warrant with a cashless feature at an exercise price of $0.20 per share to acquire the greater of 13,682 shares of the Company’s common stock or the number of shares equal to 1% of the fully-diluted outstanding shares of the Company’s common stock during such three year period. Holder has sole voting power and sole investment power.

Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Procedure for Exchange of Stock Certificates

Beginning as of the Effective Date, currently scheduled to be June 9, 2014, each certificate representing the previous name and number of authorized shares and par value will be deemed for all corporate purposes to evidence ownership of a certificate bearing the new name, authorized shares and par value.

The corporation’s transfer agent, Jersey Stock Transfer, LLC, has and will continue to act as exchange agent for purposes of implementing the exchange of stock certificates.

Holders of shares bearing the old name and authorized capital stock, and not placed on account with a stockbroker, may, at their own expense, surrender to the transfer agent such old certificates in exchange for certificates bearing the new name and authorized shares and par value, beginning on the Effective Date.

No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) to the corporation’s transfer agent, Jersey Stock Transfer, LLC, 201 Bloomfield Avenue, Verona, NJ  973-239-2712, E-Mail: jerseytransfer@yahoo.com.

Shares of the corporation’s Common Stock which are held and on account with a stockbroker as of the Effective Date, will have such information updated automatically, with no action required from the holder.

Federal Income Tax Considerations

Neither the Company nor its stockholders should have recognized any gain or loss for federal income tax purposes as a result of this name change and increase of authorized capital stock. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

Exhibits

•

Board Resolution for Name Change and Authorized Capital Stock Amendments to Certificate of Incorporation………………………………………………. Ex 99.1

•

Majority Shareholder Consent for Name Change and Authorized Capital Stock Amendments to Certificate of Incorporation …..…………………………Ex 99.2

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 101 First Street #493, Los Altos, CA USA 94022, (650) 283-2907.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Abraham Dominguez Cinta

Abraham Dominguez Cinta

President, Chief Executive Officer and a Director